UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________
FORM 8-K
 _____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 5, 2017

Concert Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36310	20-4839882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 500 Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 860-0045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Concert Pharmaceuticals, Inc. announced today an unexpected delay in the initiation of the CTP-543 Phase 2a trial for alopecia areata due to a late emerging clinical tablet appearance issue. Concert is investigating the issue and is working to remedy the situation.  The Company expects to initiate and enroll the trial in 2017 with topline data expected in the first quarter of 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCERT PHARMACEUTICALS, INC.

	By:	/s/ Ryan Daws
Date: April 5, 2017		Ryan Daws
Chief Financial Officer